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                                                                  EXHIBIT 10.22

                            INTERCREDITOR AGREEMENT

     THIS INTERCREDITOR AGREEMENT (the "Agreement") is dated as of the 25th day of April, 1997, by and between THE FIRST NATIONAL BANK OF BOSTON, a national bank organized under the laws of the United States of America, its successors and assigns, for itself ("Bank Boston") and as agent for certain other lenders
("Agent"), and WELLSFORD REAL PROPERTIES, INC. ("Wellsford").   Collectively,
Bank Boston (except when acting as the Agent), Wellsford and each other party which may become a party to the Credit Agreement (as hereinafter defined) shall be referred to as the "Banks," and individually as a "Bank."

                                   Recitals

     A. Pursuant to the Credit Agreement, dated as of April __, 1997 (such agreement, as amended, modified, extended, revised or supplemented in accordance with its terms, is hereinafter referred to as the "Credit Agreement"), among PAMC Co-Manager Inc. and Park Avenue Financing Company LLC (collectively the "Borrowers"), the Agent, Bank Boston, Wellsford and certain other parties, the Banks have agreed to make available to the Borrowers a loan of $80,000,000 upon the terms set forth in the Credit Agreement (the "Loan");

     B. The Agent and Banks desire to supplement the provisions of the Credit Agreement relating to the relationship of the Banks with respect to one another and the Agent;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Banks and the Agent agree as follows:

          1.   Definitions.

               (a) For the purposes of this Agreement, the term "Majority Banks" shall mean the Bank or Banks whose aggregate Commitment Percentage exceeds fifty percent (50%). Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

               (b) For the purposes of the Credit Agreement, the "Majority Banks" as defined in the Credit Agreement shall mean the "Majority Banks" (as such term is defined herein), except to the extent that the approval of all of the Banks is specifically required for such action or approval (in which case the "Majority Banks" as used in the Credit Agreement shall mean all of the Banks).

          2. Relationship with Credit Agreement. The parties hereto acknowledge and ratify the Credit Agreement and acknowledge that this Agreement is meant to supplement, and not to abrogate, the terms of the Credit Agreement. All provisions of this Agreement shall be read so as to be compatible with the provisions of the Credit Agreement. In th event of a conflict, the terms of the Credit Agreement shall control.

          3. Representations of the Banks. Each Bank represents to and agrees with each other Bank that (a) in the event that such Bank now or hereafter has other loans, commitments, letters of credit or other financial accommodations or arrangements outstanding to Borrowers, Guarantors, the
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Property Owner, Managing Member, any other Additional Pledgor or an affiliate of any of such Persons, such Bank shall deal with the Loan and Loan Documents (including without limitation any decisions to be made under Section 5(c)) as if it were the only loan in such Bank's portfolio to such Persons; (b) such Bank's execution and delivery of this Agreement has been duly authorized and it has full power and authority to execute this Agreement; (c) such Bank's decision to enter into this Agreement was based solely upon its own independent evaluation of the Loan and the Loan Documents and the creditworthiness of the Borrowers and the Guarantor and the value of the Collateral and without reliance upon any warranties or representations of any other Bank or any of their respective officers, directors, employees, agents or attorneys; (d) such Bank acknowledges receipt of copies of all Loan Documents; and (e) such Bank does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrowers, the Managing Member, the Guarantor and the Additional Pledgors. Except as set forth above or as otherwise provided herein or in the Loan Documents, no Bank makes any further representations or warranties, express or implied, including, without limitation, any representation or warranty as to the collectability of the Loan, enforceability of the Loan Documents, continued solvency of the Borrowers, the Guarantor, the Additional Pledgors or the Property Owner or the continued existence, sufficiency or value of any assets of the Borrower, the Guarantors or the Additional Pledgors which may be realized upon for the repayment of the Loan. No Bank shall be responsible in any manner to any other Bank for the observation of or compliance with any of the terms, covenants or conditions of the Loan Documents on the part of the Borrowers, the Guarantor or the Additional Pledgors.

          4. Set-Off Against Other Indebtedness. Notwithstanding the provisions of Section 3(a), above, each Bank agrees that any deposits of money or property or other indebtedness held or owing by such Bank to or for the credit or the account of any of the Borrowers, the Guarantor or the other Additional Pledgors which may now or hereafter be specifically pledged as collateral under the Credit Agreement or other Loan Documents shall not be set-off against indebtedness other than the Obligations; provided, however, that the foregoing restriction shall not limit any Bank's right of set-off against any Indebtedness other than the Obligations with respect to any such deposit of money, property or other indebtedness which has not been specifically pledged as collateral notwithstanding any general description of secured obligations contained in any security agreement or other instrument held by such Bank; provided further, however, that no Bank shall be permitted to exercise any right of set-off against any Borrower, Guarantor or any other Additional Pledgor if such exercise would jeopardize the Agent's ability to realize upon the Collateral pursuant to the Security Documents in any jurisdiction which has a so-called "single action rule."

          5. Notice of Event of Default, Exercise of Remedies, Approvals, etc.

               (a) In the event that Agent or any Bank acquires Actual Knowledge (as herein defined) of the occurrence of a Default or an Event of Default, Agent or the Bank acquiring such knowledge will notify the other Banks thereof as soon as is reasonably practical. Thereafter, the Agent shall provide the Banks with prior written notice of any actions proposed or recommended to be taken by Agent with respect thereto unless the giving of such notice is impractical for reasons of safety or preservation of Collateral, in which event Agent shall promptly notify the Banks of such action. For purposes of this Agreement, "Actual Knowledge" shall mean actual knowledge of any officer of Agent or any Bank having primary, day-to-day responsibility for
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administration of the Loan.

               (b) (i) Agent shall not take any action hereunder or under the Loan Documents following a Default or Event of Default, except as specifically authorized herein to the contrary, unless such action is approved by the Majority Banks and, subject to the terms of this Agreement and the other Loan Documents, the Agent shall take such actions as are directed by the Majority Banks following a Default or Event of Default. Following such approval, the Agent shall, subject to the terms of this Section 5(b), take such action or actions, assert such rights, exercise such remedies and/or waive such Default or Event of Default or refrain from taking such actions with respect thereto as, but only as, agreed to in writing by the Majority Banks. The Agent shall, if so requested by the Majority Banks and the Banks have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any legal and equitable and other rights or remedies as it may have in respect of such Collateral or against the Borrowers, the Guarantor or any other Additional Pledgor. Subject to the terms hereof, the Majority Banks may direct the Agent in writing as to the method and the extent of any such action, sale or disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. In the event that the Bank that is also the Agent is the Majority Bank, the Agent shall give prompt notice to the other Banks of any actions that such Bank as Agent has elected to take under this Agreement.

                    (ii) Agent shall not be required to obtain the consent of the Majority Banks to its taking any action with respect to the Loan if immediate action is required to be taken in the best interest of the Banks to preserve or protect the continued enforceability of the Loan Documents. Agent shall promptly verbally notify the Banks if Agent takes such immediate action, which notice shall be promptly confirmed in writing. Without limiting the generality of the foregoing, if the Agent reasonably determines payment is in the best interest of all the Banks, Agent may without the approval of the Banks pay amounts necessary to cure defaults under the Mortgage Loan Documents, provided that the amount that may be spent annually by the Agent for such purpose shall not exceed $10,000,000.00 without obtaining the consent of the Majority Banks. Each Bank shall, within thirty (30) days of request therefor, pay to the Agent in the manner set forth in Section 8 below, its Commitment Percentage of the costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrowers or the Guarantor or out of the Collateral within such period and such costs shall be deemed an "Expense" as defined in Section 8 of this Agreement.

               (c) If consent is required for some action under this Agreement or, except as otherwise provided herein, an approval of the Majority Banks (as such term is used in the Credit Agreement) is required or permitted under the Credit Agreement, each Bank agrees to give the Agent and the other Banks, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing
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of its approval or disapproval (collectively "Directions") in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Bank does not approve any recommendation of Agent, such Bank shall in such notice to Agent describe the actions that would be acceptable to such Bank. If consent is required for the requested action, any Bank's failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Banks and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Bank shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Bank shall be entitled to assume that any officer of the other Banks delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Banks have otherwise been notified in writing.

               (d) For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Agreement and the Loan Documents, each of the Banks, subject to the other terms of this Agreement and the Loan Documents, hereby irrevocably constitutes and appoints the Agent to hold the Collateral and enforce the Loan Documents and to exercise such powers, rights and remedies under this Agreement and the Loan Documents as are delegated to Agent by the terms hereof or thereof, together with all such powers, rights and remedies as are reasonably incidental thereto.

          6.   Foreclosure; Possession of Collateral.

               (a) If the Agent shall take possession of any of the Collateral after the occurrence of any Event of Default (upon institution of foreclosure proceedings or otherwise) as and to the extent provided by the Loan Documents, the Agent shall collect all sales proceeds, distribution, dividends or other revenues from the Collateral and may incur expenses in connection with the operation and management of the Collateral, which expenses shall be deemed "Expenses" for the purposes of this Agreement and shall be payable by the Banks as provided in this Paragraph 6(a). With the consent of the Majority Banks, the Agent may employ an independent third party management firm whose fees shall be negotiated on an arm's length basis; provided, however, notwithstanding the foregoing, if the Majority Banks cannot agree as to the employment of a management firm within ten (10) Business Days of request therefor by Agent, Agent shall be entitled to employ such independent third party management firm as Agent deems necessary to protect and enforce the interests and rights of all the Banks and to pay such management fees and expenses to such firm as Agent in its good faith business judgment deems appropriate under the circumstances. Any manager selected by the Agent or the Majority Banks shall be a "Qualifying Manager" pursuant to the terms of the Mortgage. All management fees paid to an independent third party and all other reasonable fees and expenses paid or incurred by the Agent in accordance with the terms of this Agreement shall be deducted from distribution, dividends, revenues and/or sales proceeds collected, or if such amounts are insufficient, such fees and expenses shall be paid by the Banks, with each Bank paying such Bank's Commitment Percentage thereof within ten (10) days of receipt of a request therefor.

               (b) If there shall be a foreclosure sale of all or a portion of the Collateral, the Agent shall bid at the foreclosure sale on behalf of the Banks to raise any bid made by others at said sale, up to the highest price agreed upon by the Majority Banks (not to exceed the indebtedness outstanding
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under the Loan Documents), or if the Majority Banks are unable to agree, then an amount determined by Agent in the exercise of its good faith business judgment (but in no event in an amount in excess of the indebtedness outstanding under the Loan Documents). Upon completion of a foreclosure sale and the conveyance of said Collateral to the highest bidder, the Agent shall render an accounting for monies received and monies expended between the date of taking possession of such Collateral and the date of conveyance to the highest bidder, including, without limitation, expenses of foreclosure. If the highest bidder shall be someone other than the Agent, then, upon receipt from the highest bidder of the amount of the bid, the Agent will remit each Bank's Commitment Percentage of the net amount received from the foreclosure sale to such Bank, after deducting all reasonable Expenses incurred by Agent in accordance with the terms of this Agreement.

               (c) Any decision to sell any of the Collateral acquired by the Agent, the Banks or their nominees must be approved by the Majority Banks; provided, however, that the consent of all of the Banks shall be required if the sale is other than for all cash. If all of the Banks agree to take a purchase money obligation and mortgage instrument or security interest in part payment for the sale of any of the Collateral acquired by the Agent, the Banks or their nominees, as the case may be, then the Agent, the Banks and their nominees, as applicable, agree to enter into an agreement with respect to that obligation and mortgage instrument or security interest, defining the Banks' or their nominees' rights in the same in accordance with the Banks' or their nominees' Commitment Percentage, which agreement shall be in all material respects similar to this Agreement, to the extent this Agreement is appropriate or applicable. In the absence of such an agreement, the obligation and mortgage instrument or security interest shall be held by the mortgagee or security interest holder for the ratable benefit of the Banks and their nominees in accordance with their respective Commitment Percentages and shall be subject to the terms of this Agreement to the extent applicable.

               (d) If any of the Agent, the Banks or any nominee of any of them acquires the Collateral either by foreclosure or deed in lieu of foreclosure, then the Collateral shall be held for the pro rata benefit of the Banks by a corporation or other entity or entities approved by the Majority Banks, the interests in which shall be owned by the Banks or their nominees based upon their respective Commitment Percentages. Any such corporation or other entity shall comply with all requirements applicable to such entity set forth in the Mortgage. This Agreement shall continue in full force and effect during such ownership of the Collateral and this Agreement shall govern the rights and obligations of the parties in connection with such ownership, until such time as the written agreement described below in this Subsection 6(d) below is executed. In the event such acquisition shall occur, the Agent and the Banks agree to negotiate in good faith to reach agreement relating to the ownership, operation, maintenance, management, leasing and marketing of the Collateral, which agreement shall be consistent with the following: (i) except as otherwise provided in this subparagraph, decisions regarding the administration and disposition of the Collateral and all other decisions with respect to the Collateral shall require the consent of the Majority Banks; (ii) the Collateral will not be held as a long-term investment and will be marketed to sell such Collateral in a time period consistent with the regulations applicable to national banks or foreign banks for owning real estate, whichever is shorter; (iii) certain decision making with respect to the day-to-day operations of the Collateral may be delegated to management and leasing agents, provided that, subject to the terms of Paragraph 6(a) above, all agreements with such management and leasing agents will be subject to the approval of the Majority Banks; (iv) all decisions reserved to the owner in such agreements
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will be subject to the approval of the Majority Banks; (v) all expenses incurred by the Agent and the Banks in connection with the Collateral shall be allocated among the Banks pro rata in accordance with their respective Commitment Percentages; and (vi) each Bank shall waive its right to partition the Collateral. The documents shall provide for customary remedies in the event any Bank does not pay its pro rata share of such expenses. All proceeds received from the operation, sale or other disposition of the Collateral (net of expenses incurred in connection therewith) shall be paid to the Banks in accordance with each Bank's Commitment Percentage.

          7.   Transfers; Removal of Agent.

               (a) Each Bank may sell, assign, pledge or enter into participations for all or any part of their respective interests in the Loan and Loan Documents in compliance with the terms of the Credit Agreement. Notwithstanding anything herein, in the Credit Agreement or elsewhere to the contrary, any assignment, or sale of a participation in, any interest in or part of the Loan or the Loan Documents shall be subject to the terms of this Agreement and that certain Recognition Agreement dated as of the date hereof among the Agent, BOB, Wellsford, the Borrowers, the Mortgagee and the Property Owner, and as a condition to any such assignment, the assignee shall acknowledge that it is subject to the terms of this Agreement and assume the obligations of a Bank hereunder, such agreement to be in form and substance satisfactory to Agent.

               (b) The Majority Banks may remove the Agent from its capacity as agent as provided in the Credit Agreement. The Commitment Percentage of the Bank which is acting as Agent shall not be taken into account in the calculation of Majority Banks for the purposes of removing Agent in the event of the Agent's willful misconduct or gross negligence. After the removal of Agent, the provisions of this Agreement and the Loan Documents shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as Agent.

          8. Cost and Expense Sharing. Within ten (10) Business Days of receipt of a request therefor from Agent (to the extent that the same have not been paid by the Borrowers, the Guarantor or the other Additional Pledgors within thirty (30) days of demand for payment of the same), each Bank will pay its pro rata share (based on its Commitment Percentage) of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees, appraisers' fees and consultants' fees) which are incurred by the Agent (a) in connection with the administration of the Loan and the Loan Documents or enforcement of the obligations of Borrowers, the Guarantor or the Additional Pledgors under the Loan and the Loan Documents, (b) in connection with the foreclosure of the Loan Documents, or (c) which, by the terms of this Agreement, are deemed to be expenses (hereinafter collectively referred to as the "Expenses"). The Banks shall pay their Commitment Percentage of Expenses for attorneys, appraisers and consultants retained by Agent. In the event Agent later receives reimbursement from the Borrowers, the Guarantor, the Additional Pledgors or another source for such costs, expenses or other Expenses, Agent shall promptly refund to each Bank its ratable share of such reimbursement.

          9.   Payments.

               (a) Except as expressly provided herein to the contrary, nothing herein shall be deemed (i) to give any Bank any advantage over the others with respect to reimbursement for, or other payment on account of, any
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of the Borrowers', Guarantor's or the Additional Pledgors' obligations under the Loan Documents or any attorneys' fees or expenses incurred by Agent in connection with enforcement of the obligations of such Persons under any of the Loan Documents, or (ii) to relieve any Bank from absorbing its respective pro rata part of any losses sustained with respect to the amount of any of Borrowers', the Guarantor's or the Additional Pledgors' obligations under any of the Loan Documents.

               (b) If any Bank is entitled to and decides to require a payment of any amounts described in Article 4 of the Credit Agreement, such Bank shall
(i) give written notice thereof to the Agent and the Borrowers, and (ii) deliver to Agent such other information, certifications and documentation as is required to be furnished to the Borrowers under the terms of Section 4.11 of the Credit Agreement, and such amount shall be payable to such Bank in accordance with the terms of the Credit Agreement.

          10. Standard of Care. Agent shall service the Loan in accordance with its customary practices in servicing loans entered into solely for its own account, and as provided in this Agreement. Nothing contained in this Agreement or the other Loan Documents is intended to create an agency or fiduciary relationship, it being acknowledged that Agent's obligations are primarily administrative in nature. Agent shall not be required to take any action which violates the terms of this Agreement or any of the Loan Documents or violates any laws, rules, court orders and decisions, ordinances, regulations, statutes, requirements, codes and executive orders, now existing or hereafter created.

          11.  Defaults by Bank.

               (a) If for any reason any Bank (a "Defaulting Bank") shall fail to abide by its obligations under this Agreement or under any Loan Document and such failure shall continue for ten (10) Business Days after notice with respect to monetary obligations hereunder or under any Loan Document or thirty
(30) days after notice with respect to non-monetary obligations hereunder or under any Loan Document (provided, however, that if such non-monetary default is of a nature that the same cannot be reasonably cured within thirty (30) days and such Bank shall have commenced to cure such non-monetary default within such period and shall thereafter proceed with reasonable diligence and good faith to cure such non-monetary default, such period shall be extended for such longer period as shall be necessary for such Bank to cure such default with all reasonable diligence, but in no event beyond that date which is one hundred twenty (120) days after such Bank received notice of such default), then, in addition to the rights and remedies that may be available to the Agent at law and in equity, such Defaulting Bank's right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to Sections 5 or 6 above or otherwise, or to be taken into account in the calculation of Majority Banks, shall be suspended during the pendency of such failure. If for any reason a Bank fails to make timely payment to the Agent of any amount required to be paid to it hereunder (without giving effect to any notice or cure periods), in addition to the other rights and remedies which the Agent may have under this Section 11 or otherwise, the Agent shall be entitled
(i) to collect interest from such Bank for the period from the date on which the payment was due at the Federal Funds Effective Rate for each day during such period, (ii) to withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Bank under this Agreement or the Loan Documents, and (iii) to bring an action or suit against such Bank in a court of competent jurisdiction to recover the
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defaulted amount and any related interest.

               (b) In the event a Bank becomes a Defaulting Bank, other Banks who are not Defaulting Banks (the "Current Banks") shall have the right, but not the obligation, in their sole discretion, to acquire (or, if more than one Bank exercises such right, each such Bank shall have the right to acquire, pro rata based on their relative Commitment Percentages, or such proportion as they may mutually agree) the Commitment of the Defaulting Bank. Upon any such purchase of the Commitment of the Defaulting Bank, the Defaulting Bank's interest in the Obligations and its rights hereunder and under the Loan Documents (but not its liability with respect thereto or under the Loan Documents or this Agreement to the extent that the same relate to the period prior to the effective date of the purchase) shall terminate at the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Defaulting Bank's Commitment shall equal the Defaulting Bank's proportionate share of the principal balance of the Obligations outstanding and owed by the Borrowers, its ratable share of which has been advanced by the Defaulting Bank, plus any and all accrued and unpaid interest thereon and fees in connection therewith. On or before the date of such purchase, the Defaulting Bank shall pay to the Agent a processing fee of Two Thousand Dollars ($2,000.00).

          12. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by each Bank and Agent.

          13. NOT A LOAN; NO DUTY TO PURCHASE. THIS AGREEMENT SHALL IN NO WAY BE CONSTRUED AS PROVIDING AN EXTENSION OF CREDIT BY ANY BANK TO ANY OTHER OF THE BANKS. NO BANK SHALL HAVE THE OBLIGATION TO PURCHASE THE PERCENTAGE INTEREST OF ANY OTHER PARTY HERETO UPON ANY DEFAULT BY THE BORROWERS, THE GUARANTOR OR ANY OTHER ADDITIONAL PLEDGOR UNDER ANY OF THE LOAN DOCUMENTS OR IN ANY OTHER EVENT WHATSOEVER.

          14. Withholding Taxes. If Agent shall be required by law to deduct and withhold taxes or other charges imposed by any jurisdiction ("Taxes") from any amounts payable to a Bank with respect to the Loan because such Bank is a Non-Exempt Person (as hereinafter defined), Agent shall be entitled to do so with respect to such Bank's interest in such payment (all withheld amounts being deemed paid to such Bank). "Non-Exempt Person" is any person other than a person who is either (i) a United States person, or (ii) has on file with Agent for the year involved such duly executed forms or statements which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of such person, (b) the United States Internal Revenue Code of 1986, as amended and as such may hereafter be amended, or (c) any applicable rules or regulations in effect under (i) or (ii) above, and which permit Agent to make such payments free of any obligation or liability for withholding. Each Bank agrees to indemnify Agent against and to hold Agent harmless from any Taxes, interest, penalties and attorneys' fees arising from any failure of Agent to withhold Taxes from payments made to such Bank in reliance upon any representation or document made or provided by such Bank to Agent, it being agreed that (x) Agent shall be absolutely and unconditionally entitled to accept any such representation or document as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate the same, and (y) such Bank shall, upon request of Agent and at the Bank's sole cost and expense, defend any claim relating to the indemnification by counsel selected by such Bank reasonably satisfactory to Agent. Each Bank represents to Agent that such Bank is not a Non-Exempt Person
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and that Agent is not obligated under applicable law to withhold Taxes on any sum paid to such Bank pursuant to this Agreement. If requested by Agent, contemporaneously with the execution of this Agreement, and, if requested by Agent from time to time as necessary during the term of this Agreement, each Bank shall deliver to Agent evidence reasonably satisfactory to Agent substantiating that such Bank is not a Non-Exempt Person and that Agent is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Loan or otherwise. As used herein, the term "Person" means any individual, firm, corporation, association, partnership, joint venture, trust, other entity or tribunal, and the term "Tribunal" means any state, federal, foreign or other court or governmental department, commission, board, bureau, agency or instrumentality.

          15. No Reliance By Others. None of the provisions of this Agreement shall inure to the benefit of the Borrowers, the Guarantor, any other Additional Pledgor or any person other than the Banks and Agent; consequently, neither the Borrowers, the Guarantor nor the Additional Pledgors shall be, and no person other than the Banks and Agent shall be, entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of either Bank or Agent to comply with the provisions of this Agreement. Neither the Banks nor the Agent shall incur any liability to the Borrowers, the Guarantor, the other Additional Pledgors or any other person for any act or omission of the Banks or Agent.

          16. Legal Fees. If any legal or equitable action or proceeding is brought by Agent or a Bank to enforce or construe a provision of this Agreement, the unsuccessful party in such action or proceeding, whether such action or proceeding is settled or prosecuted to final judgment, shall pay all of the reasonable attorneys' fees and costs incurred by the prevailing party.

          17. Notices. All notices and other communications hereunder shall be in writing (unless verbal communications are expressly permitted hereunder) and shall be personally delivered or delivered by commercial courier service or deposited in the United States Mail (certified, return receipt requested and postage prepaid), or transmitted by facsimile, in each case addressed to the party to whom notice is being given at its address set forth below its signature hereto or at such other address as may hereafter be designated in writing by a party hereto to the Agent and the other Banks. All such notices or communications shall be deemed given on (i) the date received if delivered personally or when delivered by commercial courier service, (ii) the date of receipt or refusal to accept receipt thereof if sent by certified mail, or
(iii) the first Business Day following the Business Day of transmission by facsimile. Any verbal communications permitted hereunder shall be promptly confirmed in writing.

          18. Construction. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement. No waiver of any breach of the terms of this Agreement shall be implied from any failure to take, or delay in taking, action with respect to such breach or any previous waiver of any similar or unrelated breach. A waiver of any term of this Agreement must be made in writing and shall be limited to the express terms of such writing.

          19. Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          20. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement, pursuant to judicial decree, shall not affect the validity or enforceability of any other provision hereof, all of which shall remain in full force and effect.

          21. Successors and Assigns. Except as otherwise provided herein, the terms and provisions of this Agreement shall inure to the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

          22. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          23. Termination. Unless otherwise agreed to by the parties, this Agreement shall terminate when the Obligations have been paid and finally discharged in full and no portion of the Obligations has been reinstated or is required to be repaid by the Banks or Agent to the Borrowers or any other Person or, if the Agent, Banks or the Banks' nominees take title to the Collateral by foreclosure or conveyance in lieu of foreclosure, when the Collateral is thereafter sold to a third party purchaser and all purchase money financing, if any, is paid in full. The provisions of Section 8 of this Agreement and all provisions requiring the Banks to indemnify the Agent shall survive repayment of the Loan and termination of this Agreement.

          24. Judicial Interpretation. In the event the provisions of this Agreement require judicial or other interpretation, it is agreed that the court interpreting or construing same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against a party who by itself or through its agents prepared the same, it being agreed that all parties to this Agreement participated in the preparation of this Agreement.

          25. No Joint Venture. This Agreement shall not be construed to create a partnership or joint venture between the parties hereto nor shall Agent have any fiduciary obligations to any of the Banks.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                              THE FIRST NATIONAL BANK OF
                               BOSTON
                              (as both Bank and Agent)


                              By: /s/ Mark E. Basham
                                _______________________________
                                    Its:

The First National Bank of Boston
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn: Mark E. Basham
Facsimile: (770) 390-8434

and

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts  02110
Attn: Real Estate Division
Facsimile: (617) 434-7108

                              WELLSFORD REAL PROPERTIES, INC.


                              By:/s/ Edward Lowenthal
                                 _____________________________
                                     Title:  President

Wellsford Real Properties, Inc.
610 Fifth Avenue
7th Floor
New York, New York 10020
Attn: Gregory Hughes
Facsimile: 312/333-2323